UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	000-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or about June 5, 2015, Excel Trust, Inc. (the “Company”) mailed a definitive proxy statement relating to a special meeting of stockholders of the Company scheduled to be held on July 28, 2015 for the purpose of acting on the following matters: (i) to consider and vote on a proposal to approve the merger of the Company with and into BRE Retail Centers Corp, which we refer to as the merger, and the Agreement and Plan of Merger, dated as of April 9, 2015 and as may be amended from time to time, among the Company, BRE Retail Centers Holdings LP, BRE Retail Centers Corp, BRE Retail Centers LP and Excel Trust, L.P., which we refer to as the merger agreement, (ii) to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and (iii) to consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

As described in the definitive proxy statement under the heading “The Mergers — Litigation Related to the Mergers,” a purported class action lawsuit related to the merger agreement was filed in the Superior Court of the State of California, County of San Diego, and three other lawsuits were filed in the Circuit Court for Baltimore City, Maryland. On May 29, 2015 and June 2, 2015, two additional lawsuits were filed in the Circuit Court for Baltimore City, Maryland. On June 19, 2015, the California action was dismissed. The five Maryland lawsuits were subsequently consolidated into a single proceeding captioned Branagan v. Excel Trust, Inc., Case No. 24-C-15-002142. In the operative complaint, the lead plaintiff in the consolidated Maryland litigation requested that the Company make certain supplemental disclosures. On July 15, 2015, the lead plaintiff filed a motion seeking to preliminarily enjoin the stockholder vote scheduled for July 28, 2015 unless supplemental disclosures are made. The Company strongly believes that its disclosures in the definitive proxy statement are appropriate and adequate under applicable law. Further, the Company believes these lawsuits are wholly without merit, and intends to vigorously defend against the remaining claims that have not yet been dismissed. Nevertheless, in order to lessen the risk of any delay of the closing of the proposed merger as a result of the litigation, the Company has decided to make available to its stockholders certain additional information in connection with the proposed merger and the proposed merger of BRE Retail Centers LP with and into Excel Trust, L.P., which we refer to as the partnership merger and, together with the merger, as the mergers. The additional information is set forth below and should be read in conjunction with the definitive proxy statement.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

The disclosures below should be read in connection with the definitive proxy statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the definitive proxy statement, the information contained herein supersedes the information contained in the definitive proxy statement. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

The following supplemental disclosure is added following the second sentence of the fifth full paragraph on page 33 of the definitive proxy statement concerning the Background of the Mergers:

This draft merger agreement contained, among other provisions, a provision which would allow holders of OP Units to elect to either receive the same cash consideration in exchange for their OP Units that would be payable to the company’s stockholders or to convert their OP Units into units of a newly created Delaware limited liability company that provided an unspecified return from the surviving partnership, and for all outstanding shares of restricted stock to become fully vested in connection with the transaction. The draft also provided that the corporate officers of the company prior to the merger would be the initial corporate officers of the surviving company after the merger.

The following supplemental disclosure is added as a new paragraph following the second full paragraph on page 34 of the definitive proxy statement concerning the Background of the Mergers:

On March 19, 2015, during a call from Mr. Plumb to a representative of Party A, Mr. Plumb informed Party A that there was another bidder interested in acquiring the company, but that the company had not received an offer from the other bidder. Mr. Plumb did not identify Blackstone as the other bidder. The representative from Party A indicated that Party A would match any offer to acquire the company, except for what Party A described as a “crazy number like $20” per share.

The following supplemental disclosure shall amend and restate in its entirety the third full paragraph on page 34 of the definitive proxy statement concerning the Background of the Mergers and add the following paragraph:

Later on March 19, 2015, Mr. Sabin received a telephone call from Mr. Meghji, during which Mr. Meghji communicated Blackstone’s non-binding offer to acquire the company for $15.25 per share of common stock, payable in cash. The closing price per share of our common stock on March 19, 2015 was $14.12.

On March 22, 2015, during a call from Mr. Plumb to a representative of Party A, Mr. Plumb informed Party A that the company intended to provide a revised draft merger agreement to Party A the following day and that Party A should not submit a revised offer at this time.

The following supplemental disclosure is added following the last sentence of the fourth full paragraph on page 34 of the definitive proxy statement concerning the Background of the Mergers:

Both drafts also contained the same provisions that had been in Party A’s initial March 3, 2015 draft, which would allow holders of OP Units to elect to either receive the same cash consideration in exchange for their OP Units that would be payable to the company’s stockholders or to convert such OP Units into units of a newly created Delaware limited liability company that provided an unspecified return from the surviving partnership, and for all outstanding shares of restricted stock to become fully vested in connection with the transaction. Additionally, as contemplated by Party A’s initial March 3, 2015 draft, both drafts provided that the corporate officers of the company prior to the merger would be the initial corporate officers of the surviving company after the merger.

The following supplemental disclosure is added following the fourth sentence of the second full paragraph on page 35 of the definitive proxy statement concerning the Background of the Mergers:

In discussing the proposed terms of the merger agreements, Mr. Sabin also noted that both drafts contained provisions which would allow holders of OP Units to elect to either receive the same cash consideration in exchange for their OP Units that would be payable to the company’s stockholders or to convert such OP Units into units of a newly created Delaware limited liability company that provided an unspecified return in the surviving partnership.

The following supplemental disclosure is added following the sixth sentence of the second full paragraph on page 35 of the definitive proxy statement concerning the Background of the Mergers:

Mr. Sabin explained that the company had been considering several potential financial advisors, including Morgan Stanley, with which the company had previous working relationships and were, accordingly, familiar with the company. The company had learned that two of these prospective financial advisors would potentially be advising either Party A or Blackstone in connection with its proposed acquisition of the company and decided not to retain them.

The following supplemental disclosure is added as a new paragraph immediately following the second full paragraph on page 36 of the definitive proxy statement concerning the Background of the Mergers:

On April 2, 2015, Mr. Plumb called a representative of Party A and told Party A to submit its best and final offer on April 6, 2015. During the call, the representative of Party A indicated that word on the street was that the other bidder had offered $15.25 per share and that the other bidder was not prepared to increase its offer. Mr. Plumb indicated that the company would continue to work with both Party A and the other bidder and that the company would select the offer that was the most favorable for its stockholders after Party A and the other bidder presented their respective best and final offers.

The following supplemental disclosure is added as a new paragraph immediately following the fifth full paragraph on page 36 of the definitive proxy statement concerning the Background of the Mergers:

In addition, on April 6, 2015, Latham & Watkins sent Simpson Thacher a draft term sheet setting forth the terms of the preferred units in the surviving partnership that certain holders of OP Units would have the right to elect instead of receiving the same cash consideration in exchange for their OP Units that would be payable to the company’s stockholders. The terms included a liquidation preference equal to the cash merger consideration, distributions at an annual rate of 5.5%, seniority to all other units of the surviving partnership, redemption at the option of the holder for cash equal to the liquidation preference plus accrued and unpaid distributions and certain voting right and tax protection provisions. On April 8, 2015, Simpson Thacher sent Latham & Watkins and the company a draft of the specific terms of the preferred units, and thereafter the terms of the preferred units were finalized.

The following supplemental disclosure is added immediately before the last sentence of the sixth full paragraph on page 36 of the definitive proxy statement concerning the Background of the Mergers:

In this meeting and in other conversations with Blackstone throughout the process, Mr. Sabin and Blackstone’s representatives did not engage in any discussion of potential future employment terms for Mr. Sabin or the other members of the company’s management team.

The following supplemental disclosure shall amend and restate in its entirety the third sentence of the third full paragraph on page 37 of the definitive proxy statement concerning the Background of the Mergers:

Management then reviewed the proposals that had been received from each of Party A and Blackstone and provided a summary of the material terms of the merger agreement (including, among other things, that the merger agreement would allow holders of OP Units to elect to either receive the same cash consideration in exchange for their OP Units that would be payable to the company’s stockholders or to convert their OP Units into preferred units in the surviving partnership and that all outstanding shares of restricted stock, whether vested or not vested, would become fully vested in connection with the transaction), the guaranty and the ancillary documents which had been negotiated with Blackstone. Drafts of the merger agreement, the terms of the preferred units, the guaranty and the ancillary documents had been provided to the board in advance of the meeting.

The following supplemental disclosure shall amend and restate in its entirety the fifth sentence of the third full paragraph on page 37 of the definitive proxy statement concerning the Background of the Mergers:

The board also discussed the interests of our directors and officers in the mergers that are different from, or in addition to, those of our stockholders generally, including their ownership of shares of restricted stock and OP Units and that Blackstone would provide the opportunity, subject to certain conditions, to exchange their OP Units for preferred units in the surviving partnership.

The following supplemental disclosure is added immediately following the seventh sentence of the third full paragraph on page 37 of the definitive proxy statement concerning the Background of the Mergers:

Prior to the board meeting, the company had been informed by representatives of Morgan Stanley that, as of April 7, 2015, Morgan Stanley held an aggregate interest of approximately 6.4% of the common units of The Blackstone Group L.P. and less than 1% of the common stock of the company, which interests, in each case, were held in connection with Morgan Stanley’s investment management business, wealth management business, including client discretionary accounts, or ordinary course trading activities, including hedging activities and that, as of April 7, 2015, investment funds managed by affiliates of Morgan Stanley, whose limited partners include third-party clients of Morgan Stanley, held limited partnership interests in certain entities managed by Blackstone or its affiliates. The company was also informed that no member of the Morgan Stanley deal team working on the transaction held any personal direct equity or, as applicable, partnership interests in the company or in private equity funds managed by The Blackstone Group L.P. or its affiliates. The company had also been informed that since January 2013 Morgan Stanley had provided certain financial advisory and financing services to The Blackstone Group L.P. and certain identified affiliate companies of The Blackstone Group L.P. and had received an aggregate of approximately $77 million of fees in connection therewith, that Morgan Stanley had also provided financial advisory and financing services to Blackstone portfolio companies and had received fees in connection with such services and that Morgan Stanley was then engaged on a number of financial advisory and financing assignments for Blackstone and certain of its affiliates and portfolio companies for which it would expect to receive customary fees. At the board meeting, the board was informed that Morgan Stanley had previously provided certain financial advisory and financing services to The Blackstone Group L.P. and certain identified affiliate companies and portfolio companies thereof and that Morgan Stanley held certain ownership interests in the company and The Blackstone Group L.P. and certain affiliates of The Blackstone Group L.P., but that no member of the Morgan Stanley deal team working on the transaction held any personal direct equity or, as applicable, partnership interests in the company or in private equity funds managed by The Blackstone Group L.P. or its affiliates.

The following supplemental disclosure shall amend and restate in its entirety the last sentence of the third full paragraph on page 37 of the definitive proxy statement concerning the Background of the Mergers:

After discussion, and taking into account the fairness opinion delivered by Morgan Stanley and other factors described below in greater detail under the heading “—Reasons for the Mergers,” including our board of directors’ belief that the merger is more favorable to our stockholders than other strategic alternatives available to the company, including remaining an independent public company, our board of directors unanimously adopted resolutions which, among other things, approved the mergers, the merger agreement and the other transactions contemplated by the merger agreement and resolved to recommend that our common stockholders vote for the approval of the merger and the merger agreement.

The following supplemental disclosure shall amend and restate in its entirety the third bullet point of the third full paragraph on page 41 of the definitive proxy statement concerning the Opinion of Our Financial Advisor:

•	reviewed certain financial projections prepared by our management and provided to Morgan Stanley on March 26, 2015 and March 30, 2015, relating to net operating income, funds from operations, which we refer to as FFO, and anticipated dividend distributions, as further described below;

The following supplemental disclosure is added immediately following the second sentence of the second full paragraph on page 44 of the definitive proxy statement concerning the Opinion of Our Financial Advisor:

The aggregate calendar year 2015 estimated net operating income for all properties provided by management was approximately $110.1 million. The range of market capitalization rates that were applied varied property-by-property, but on average implied a weighted average range across the portfolio of 6.13% to 6.63%.

The following supplemental disclosure is added following the first sentence of the third full paragraph on page 44 of the definitive proxy statement concerning the Opinion of Our Financial Advisor:

Morgan Stanley reviewed publicly available information to determine the sector average for general and administrative expense and the amount by which our general and administrative expense exceeded that average.

The following supplemental disclosure shall amend and restate in its entirety the second sentence of the first full paragraph on page 45 of the definitive proxy statement concerning the Opinion of Our Financial Advisor:

Based on publicly available information, Morgan Stanley identified the following thirteen publicly announced and completed transactions involving publicly traded strip-center REIT companies with a value of greater than $500 million and occurring since January 1, 2000:

The following supplemental disclosure is added following the first sentence of the last full paragraph on page 45 of the definitive proxy statement concerning the Opinion of Our Financial Advisor:

The premium or discount paid to the target companies’ unaffected stock prices that Morgan Stanley calculated for each of the precedent transactions used in its analysis was as follows:

Transaction Announcement Date	Transaction (Acquiror/Target)	Premium (Discount) to Unaffected Stock Price
October 2014	Edens LP / AmREIT	15.7%
February 2007	Centro Properties Group / New Plan Excel Realty Trust	8.7%
July 2006	Kimco Realty Corp. / Pan Pacific Retail Properties, Inc.	5.0%
July 2006	Centro Props. Group & Watt Commercial / Heritage Prop. Inv. Tr.	9.2%
December 2004	Centro Properties Group / Kramont Realty Trust	17.0%
December 2004	Kimco Realty Corporation & DRA Advisors / Price Legacy Corp.	1.1%
June 2003	Kimco Realty Corporation / Mid-Atlantic Realty Trust	7.6%
November 2002	Pan Pacific Retail Properties, Inc. / Center Trust, Inc.	27.1%
October 2002	Equity One Inc. / IRT Property Company	7.9%
September 2002	Developers Diversified Realty Corp. / JDN Realty	(12.3%)
September 2000	CalPERS & U.S. Retail Partners, L.L.C. / First Washington Realty Tr.	22.4%
May 2000	Heritage Property Investment Trust / Bradley Real Estate, Inc.	20.8%
December 1999	CV REIT, Inc. / Kranzco Realty Trust	39.0%

The following supplemental disclosure is added immediately following to the last sentence of the first paragraph on page 48 (which paragraph begins on page 47) of the definitive proxy statement concerning the Opinion of Our Financial Advisor:

As of April 7, 2015, Morgan Stanley held an aggregate interest of approximately 6.4% in the common units of The Blackstone Group L.P., which interests were held in connection with Morgan Stanley’s investment management business, wealth management business, including client discretionary accounts, or ordinary course trading activities, including hedging activities. Additionally, as of April 7, 2015, investment funds managed by affiliates of Morgan Stanley, whose limited partners include third-party clients of Morgan Stanley, held limited partnership interests in certain entities managed by Blackstone or its affiliates.

Terms of the New Partnership Preferred Units

As previously disclosed, in connection with the partnership merger, each OP Unit issued and outstanding immediately prior to the partnership merger effective time (other than OP Units owned by the surviving company which OP Units will be unaffected by the partnership merger and will remain outstanding as common units of the surviving partnership held by the surviving company) will be automatically converted into the right to receive $15.85, without interest and less any applicable withholding taxes.

Alternatively, in lieu of the cash merger consideration, each holder of such OP Units will be offered the opportunity to elect to convert all, but not less than all, of the OP Units that such limited partner owns into Series C preferred units on a one-for-one basis, if such limited partner meets the conditions described in the definitive proxy statement under the heading “The Merger Agreement—Treatment of Interests in Our Operating Partnership—OP Units.” The terms of the Series C preferred units are set forth in Exhibit A to the merger agreement and summarized in the definitive proxy statement. Exhibit A is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Forward Looking Statements:

This report, the proxy statement and the documents that we incorporate by reference therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference may contain forward-looking statements. In particular, statements pertaining to (1) the completion of the mergers on the terms summarized in the proxy statement and (2) our capital resources, portfolio performance and results of operations contain forward-looking statements. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the failure to satisfy conditions to completion of the mergers, including receipt of stockholder approval;

•	the failure of the mergers to close for any other reason;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been, or may be, instituted against us and others following announcement of our entering into the merger agreement;

•	risks that the proposed transaction disrupts current plans and operations including potential difficulties in relationships with employees, tenants and partners;

•	the amount of the costs, fees, expenses and charges related to the mergers;

•	our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment of a termination fee in the amount of $250 million, which may not be adequate to cover our damages;

•	our limited ability to pay dividends to the holders of our common stock pursuant to the merger agreement;

•	adverse economic or real estate developments in the retail industry or the markets in which we operate;

•	changes in local, regional and national economic conditions;

•	our inability to compete effectively;

•	our inability to collect rent from tenants;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	decreased rental rates or increased vacancy rates;

•	our failure to obtain necessary outside financing on favorable terms or at all;

•	changes in the availability of additional acquisition opportunities;

•	our inability to successfully complete real estate acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to qualify or maintain our status as a REIT;

•	our inability to attract and retain key personnel;

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;

•	financial market fluctuations;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	risks associated with security breaches and other disruptions to our information technology networks and related systems;

•	the effects of earthquakes and other natural disasters; and

•	lack of or insufficient amounts of insurance.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, each as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

2.1	Exhibit A to Agreement and Plan of Merger, dated as of April 9, 2015, by and among Excel Trust, Inc., BRE Retail Centers Holdings LP, BRE Retail Centers Corp, BRE Retail Centers LP and Excel Trust, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	EXCEL TRUST, INC.

	By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

EXCEL TRUST, L.P.

	By:	Excel Trust, Inc.
Its General Partner

	By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1	Exhibit A to Agreement and Plan of Merger, dated as of April 9, 2015, by and among Excel Trust, Inc., BRE Retail Centers Holdings LP, BRE Retail Centers Corp, BRE Retail Centers LP and Excel Trust, L.P.